                                                                   Exhibit 10.16

                               SERVICES AGREEMENT

     This Services Agreement (the "Agreement") is entered into on, and effective as of, April 30, 2005 (the "Effective Date"), by and between WOOD SERVICES LLC, a Delaware limited liability company (the "Service Provider"), and Wood
Resources LLC, a Delaware limited liability company (the "Company").

                                    RECITALS

     WHEREAS, the Service Provider and the Company desire by their execution of this Agreement to evidence their understanding concerning (1) the employment by Service Provider of certain individuals currently employed by the Company or its subsidiaries and provision of services by the Service Provider to the
Company and the subsidiaries of the Company (collectively, with the Company, the
"Relevant Entities") and (2) if and when the Company is converted into a master limited partnership as is currently contemplated (the "Partnership"), the transfer of the responsibility for the provision of such services by the Service
Provider to the general partner of the Partnership (which may be effected by transfer of all member interests in the Service Provider to the general partner).

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the premises recited above and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (each, a "Party" and together, the "Parties")
hereby agree as follows:

SECTION 1 TERM

     The term of this Agreement shall commence on the Effective Date and shall continue thereafter until terminated in accordance with Section 20 below.

SECTION 2 SERVICES

     (a)  Services by the Service Provider. During the term of this Agreement, in consideration for the payments to be made by the Company as described herein, the Service Provider agrees to provide on behalf of the Company the corporate and administrative services described below in this subparagraph (a) (collectively, the "Services").

          (i)  Management Services. The Service Provider shall provide, on a regular and continuing basis, management services for the Company and the Relevant Entities. Such services shall include those services historically performed by the employees of the Company and other Relevant Entities.

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               Service Provider shall provide such services solely for the
               Company and other Relevant Entities.

          (ii) Payroll and Administrative Services. The Service Provider shall employ from time to time such individuals as shall be designated by the Company to provide services described in this Agreement and shall terminate the employment of such individuals as shall be designated from time to time by the Company. The Service
               Provider shall employ such individuals pursuant to terms and conditions of employment as shall be determined and designated in writing by the Company. The employees of the Service Provider shall be under the primary direction and control of the Company.
               The Service Provider shall be responsible for all wages and salaries payable to such employees and all employment and income taxes required to be paid or withheld with respect to such employees. The employees of Service Provider shall be eligible to participate in the employee benefit plans of the Company to the full extent permitted by applicable law. In the event, or to the extent, that any employee of Service Provider cannot participate in any employee benefit plan of the Company, Service Provider shall provide substantially comparable benefits to employee and the Company shall reimburse Service Provider for the cost of such benefits.

          (iii) Other Services. The Service Provider shall provide such other services as the parties may deem to be necessary or advisable for the operation of the business of the Relevant Entities, as mutually agreed in writing by the Service Provider and the
               Company.

     (b)  Management Responsibility. Nothing in this Agreement delegates or assigns to the Service Provider any general right or responsibility to set corporate policies for any Relevant Entity or to make decisions or take actions commonly reserved to officers or managers, and nothing in this Agreement shall be construed to relieve the managers or officers of any Relevant Entity from the performance of their respective duties or to limit the exercise of their powers in accordance with the limited liability company agreement, charter or other organizational documents of any Relevant Entity or in accordance with any applicable statute or regulation.

SECTION 3 TRANSFER OF RESPONSIBILITY FOR THE PROVISION OF SERVICES

     (a)  General. The Service Provider and the Company acknowledge that this
          Agreement is a transitional arrangement and that either
          contemporaneous with or as soon as reasonably practicable after the conversion of the Company into the Partnership, the Service Provider shall in good faith endeavor to ensure that Services provided by the
          Service Provider to the Relevant Entities will instead be provided by the general partner of the Partnership on behalf of the Relevant
          Entities. The Service Provider and the Relevant Entities shall cooperate in such manner as may be necessary and appropriate for the
          Relevant Entities or an

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          affiliate to assume responsibility for the Services performed by the
          Service Provider under this Agreement.

     (b)  Procedures for Transferring Services.

          (i)  Transfer. The Parties shall assign sufficient personnel and resources to effect the transfer of responsibility for the provision of Services in as efficient and orderly a manner as is reasonably practicable, shall negotiate in good faith to agree upon reasonable procedures and a timetable for the transfer, and shall cause the transfer to occur in accordance with those procedures and on the agreed timetable to the greatest extent possible.

          (ii) Information. The Service Provider shall deliver to the Company or other Relevant Entity copies of all books, records, accounts, documents, contracts, files, data bases, and other information
               (collectively, "Information") reasonably necessary for such
               Relevant Entity to assume responsibility for the Services
               transferred, including, without limitation, those maintained in electronic form. To the extent that the Service Provider may lawfully do so, it shall also furnish the Relevant Entity with copies of the computer programs, operating systems, codes, instructions, training materials, and manuals necessary or useful to receive, store, update, manipulate, use, and report the
               Information; and to the extent that the Service Provider may not lawfully furnish such copies, it shall assist the Relevant Entity in obtaining them from third-parties.

          (iii) Costs of Transfer. In addition to any other sums that the
               Service Provider is entitled to be paid under this Agreement, the
               Company shall reimburse the Service Provider for its reasonable, documented out-of-pocket costs in transferring Services to the
               Relevant Entities.

SECTION 4 REIMBURSEMENT

     (a)  General. Notwithstanding anything in this Agreement to the contrary, the Company shall reimburse the Service Provider, on a
          dollar-for-dollar basis, for:

          (i)  all direct expenses actually and reasonably incurred by the
               Service Provider with respect to the provision of Services for the direct or indirect benefit of any of the Relevant Entities
               ("Direct Costs"); and

          (ii) all general and administrative expenses actually and reasonably incurred by the Service Provider with respect to the provision of
               Services for the direct or indirect benefit of any of the
               Relevant Entities ("Administrative Expenses").

     (b)  Taxes. Any reimbursement under this Section 4 shall include reimbursement for any FICA, unemployment, sales, use, excise, value-added or similar taxes

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          imposed on the Service Provider in connection with the provision of
          Services under this Agreement.

SECTION 5 INVOICES

     To the extent practicable, the Service Provider shall invoice the Company for amounts subject to reimbursement for each calendar month within thirty (30)
days following the end of such calendar month; provided, that any failure by the
Service Provider to provide an invoice within such time period shall not relieve the Company of its obligation to pay an invoice received after such date. All invoices shall reflect in reasonable detail a description of the amounts to be reimbursed, and the aggregate amount reflected on any such invoice shall be due and payable within ten (10) days following the Company's receipt of the invoice.

SECTION 6 DISPUTES; UNPAID AMOUNTS

     (a)  Disputes. In the event of a dispute as to the propriety of invoiced amounts, the Company shall pay all undisputed amounts on each invoice, but shall be entitled to withhold payment of any amount in dispute and shall notify the Service Provider, within ten (10) business days from receipt of the disputed invoice, of the disputed amount and the reasons each such charge is disputed by the Company; provided, that any failure by the Company to so notify the Service Provider within such time period shall not limit the Company's right to dispute invoiced amounts. The Service Provider shall provide the Company with records relating to the disputed amount so as to enable the Parties to resolve the dispute.

     (b)  Unpaid Amounts. In the event the aggregate amount on any invoice is not disputed and is not paid within ten (10) days following the
          Company's receipt of the invoice, the unpaid amount thereof shall bear interest at the prime rate of J.P. Morgan Chase Bank, New York, New
          York, as reported in the Wall Street Journal for the period such amount remains unpaid.

     (c)  Time Period for Disputes. Any statement or payment not disputed in writing by either Party within one (1) year of the date of such statement shall be considered final and no longer subject to adjustment. Either Party shall not be obligated to pay for any charges for which statements for payment are submitted more than one year after the termination of this Agreement.

SECTION 7 DUTY TO ACT IN GOOD FAITH

          The Company acknowledges that the Services shall be provided only with respect to the business of the Relevant Entities as mutually agreed by the Parties. The Parties agree to act in good faith with respect to the request for, or the performance of, any Services under this
          Agreement.

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SECTION 8 REPRESENTATIONS; LIMITED WARRANTY

     (a)  Representations. The Service Provider represents that (1) it will provide the Services to the Relevant Entities, (2) it will use that degree of diligence, care and skill generally exercised by other companies in similar circumstances and (3) all such Services shall be performed in accordance with all applicable laws and in a timely and diligent fashion.

     (b)  Limited Warranty. EXCEPT AS SET FORTH IN SUBPARAGRAPH (A) OF THIS
          SECTION 8, ALL SERVICES PROVIDED TO THE RELEVANT ENTITIES ARE AS IS,
          WHERE IS, WITH ALL FAULTS. THE SERVICE PROVIDER MAKES NO (AND HEREBY
          DISCLAIMS AND NEGATES ANY AND ALL) REPRESENTATIONS OR WARRANTIES,
          EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR
          FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES
          PROVIDED TO THE RELEVANT ENTITIES.

SECTION 9 FORCE MAJEURE

     The Service Provider shall have no obligation to perform or cause the
Services to be performed if its failure to do so is caused by or results from any act of God, governmental action, natural disaster, strike, failure of essential equipment or any other cause or circumstance beyond the control of the
Service Provider (an "Event of Force Majeure"). The Service Provider will promptly notify the Company of any Event of Force Majeure affecting its Services to any Relevant Entity. The Service Provider agrees that following any Event of
Force Majeure, the Service Provider will use its reasonable best efforts to restore the Services.

SECTION 10 LIABILITY AND INDEMNIFICATION

     (a)  Liability of the Service Provider and Indemnitees.

          (i)  Notwithstanding anything to the contrary set forth in this
               Agreement, neither the Service Provider nor any Indemnitee (as defined in Section 10(b) below) shall be liable, responsible or accountable in damages or otherwise to the Company or any other
               Relevant Entity for any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Company or any other Relevant Entity in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative if the Service Provider or such Indemnitee acted in good faith in a manner the Service Provider or such Indemnitee reasonably believes or believed to be in or not opposed to the best interests of the Company (and, with respect to any criminal action or proceeding, as to which such Indemnitee had no
               reasonable cause to believe such conduct was unlawful) and the
               Service Provider's (or Indemnitee's) conduct did

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               not constitute gross negligence, willful misconduct or a material breach of any representation, warranty or covenant by the Service
               Provider contained herein. Neither the Service Provider nor any
               Indemnitee shall be liable to the Company or any other Relevant
               Entity for any action of any other employee or agent of the
               Company or other Relevant Entity.

          (ii) Subject to its obligations and duties under this Agreement set forth in Section 2 and Section 3, the Service Provider may exercise any powers granted to it by the Agreement and perform any of the duties imposed upon it hereunder either directly, by or through its employees or agents, or by or through third-party contractors. The Service Provider shall have no liability
               whatsoever for the Services provided by any such third-party contractor unless (and only to the extent that) such Services are provided in a manner which would evidence gross negligence or willful misconduct on the part of the Service Provider.

          (iii) Any amendment, modification or repeal of this Section 10 or any provisions hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Company or other Relevant Entity of the Indemnitees under this Section 10 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment,
               modification or repeal, regardless of when such claims may arise or be asserted.

     (b)  Indemnification.

          (i)  The Company shall indemnify, defend and hold harmless (A) the
               Service Provider and (B) any person who is or was an officer or manager of the Service Provider (each an "Indemnitee") from and against any and all losses, claims, damages, liabilities, joint or several, reasonable expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the Service Provider or any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as service provider to the Relevant Entities or in connection with services rendered to the Company or any other Relevant Entity; provided, however, in each case that (1) the Service Provider or the
               Indemnitee acted in good faith and in a manner that the Service
               Provider or such Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Relevant Entities and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful and (2) the Service Provider's or Indemnitee's conduct did not constitute gross negligence, willful misconduct or a material breach of

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               any representation, warranty or covenant by the Service Provider contained herein.

          (ii) The Service Provider shall indemnify, defend and hold harmless the Company and any other of the Relevant Entities, or any of their affiliates, or any of their respective officers, managers, directors, employees, beneficial owners, agents, representatives, trustees or affiliates, and any person who is or was an officer or manager of the Company or the Relevant Entities (each a
               "Company Indemnitee") from and against any and all losses, claims, damages, liabilities, joint or several, reasonable expenses (including, without limitation, legal fees and
               expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Company Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, arising from or associated with the Service Provider's or any
               Indemnitee's (1) failure to act in good faith or in a manner reasonably believed to be in, or not opposed to, the best
               interests of the Relevant Entities, (2) knowing violation of law, or (3) gross negligence, willful misconduct or a breach of any representation, warranty or covenant made by the Service Provider contained herein.

          (iii) Reasonable expenses (including, without limitation, legal fees and expenses) incurred by any party who is entitled to
               indemnification pursuant to this Section 10 (an "Indemnified
               Party") in defending any claim, demand, action, suit or
               proceeding shall, from time to time, be advanced by the party obligated to provide indemnification pursuant to this Section 10
               (the "Indemnifying Party") prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by such
               Indemnifying Party of an undertaking by or on behalf of the
               Indemnified Party to repay such amount if it shall be determined that the Indemnified Party is not entitled to be indemnified as authorized in this Section 10.

          (iv) The indemnification provided for by this Section 10 shall be in addition to any other rights to which an Indemnified Party shall be entitled under any agreement, as a matter of law, or
               otherwise, and shall inure to the benefit of the heirs,
               successors, assigns and administrators of such Indemnified Party.

          (v)  No amendment, modification or repeal of this Section 10 or any provision hereof shall in any manner terminate, reduce or impair the right of an Indemnified Party to be indemnified by an
               Indemnifying Party, nor the obligation of an Indemnifying Party to indemnify any such Indemnified Party under and in accordance with the provisions of this Section 10 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or

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               in part, prior to such amendment, modification or repeal,
               regardless of when such claims may arise or be asserted.

SECTION 11 SEVERABILITY

     In the event any portion of this Agreement shall be found by a court of competent jurisdiction to be unenforceable, that portion of the Agreement will be null and void ab initio and the remainder of the Agreement will be binding on the Parties as if the unenforceable provisions had never been contained herein.

SECTION 12 ASSIGNABILITY

     No Party shall have the right to assign its rights or obligations under this Agreement without the prior written consent of the other Party; provided that the Service Provider shall, upon formation of the Partnership, have the right to assign its rights and obligations to the general partner of the
Partnership.

SECTION 13 ENTIRE AGREEMENT

     This Agreement constitutes the only agreement of either Party relating to the performance of the Services by the Service Provider, and this Agreement represents the entire agreement between the Parties with respect to the subject matter hereof.

SECTION 14 CHOICE OF LAW

     This Agreement shall be subject to and governed by the laws of the State of
Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.

SECTION 15 AMENDMENT OR MODIFICATION

     This Agreement may be amended or modified from time to time only by a written agreement signed by the Service Provider and the Company.

SECTION 16 NOTICES

     Any notice, request, approval, instruction, correspondence or other document to be given hereunder by any Party to the other (herein collectively called "Notice") shall be in writing and (i) delivered personally, (ii) mailed, postage prepaid, by first class mail or overnight express mail or (iii)
delivered by telecopier, as follows:

                    IF TO THE SERVICE PROVIDER:
                    Wood Services LLC
                    c/o Atlas Holdings LLC
                    One Sound Shore Drive

                                        8

                    Suite 302
                    Greenwich, CT 06830
                    Attn: Andrew M. Bursky
                    Facsimile: 203-622-0151

                    IF TO THE COMPANY OR ANY OTHER RELEVANT ENTITY:
                    Wood Resources LLC
                    204 E. Railroad Avenue
                    P. O. Box 640
                    Shelton, WA 98584
                    Attn: President
                    Facsimile: 360-535-1510

Notice given by personal delivery or mail shall be effective upon actual receipt. Notice given by telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Either Party may change any address to which
Notice is to be given to it by giving Notice as provided above of such change of address.

SECTION 17 FURTHER ASSURANCES

     In connection with this Agreement and all transactions contemplated by this
Agreement, by execution of this Agreement each signatory Party hereto agrees to execute and deliver such additional documents and instruments as may be required for the Service Provider to provide the Services hereunder and to perform such other additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement.

SECTION 18 NO THIRD-PARTY BENEFICIARY

     The provisions of this Agreement are enforceable solely by the Parties to this Agreement, and no Assignee or other person, other than pursuant to Section
10 hereof, shall have the right, separate and apart from the Company or the
Service Provider, to enforce any provision of this Agreement or to compel any
Party to this Agreement to comply with the terms of this Agreement.

SECTION 19 ARBITRATION

     The Service Provider and the Company agree to negotiate in good faith in an effort to resolve any dispute related to this Agreement that may arise between the Parties. Any unresolved dispute, controversy or claim between the Parties arising out of or relating to this Agreement will be finally settled by arbitration in New York, New York before, and in accordance with the rules of, the American Arbitration Association; provided, however, that nothing in this section shall prohibit a party to this Agreement from instituting litigation to enforce any arbitration award. The arbitrator's award shall be final and binding on both Parties.

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SECTION 20 TERMINATION

     This Agreement may be terminated as follows:

     (a)  By the Company. The Company shall have the right to terminate this
          Agreement upon:

          (i)  a material failure by the Service Provider to perform its obligations hereunder, in which case no further payment shall be due the Service Provider pursuant to this Agreement, other than obligations already accrued as of the Notice Date (as defined in
               Section 20(d) below);

          (ii) the date upon which the Company ceases to have ongoing operations;

          (iii) the date upon which (1) the Relevant Entities shall cease to require the provision of Services by the Service Provider or (2)
               responsibility for all required Services have been transferred to the general partner of the Partnership.

     (b)  By the Service Provider. The Service Provider shall have the right to terminate this Agreement upon:

          (i)  the failure by the Company to reimburse the Service Provider in accordance with this Agreement, which failure continues for ten
               (10) days after written notice to the Company of such failure;

          (ii) the date upon which the Company ceases to have ongoing operations; or

          (iii) the date that is twelve (12) months after the date the
               Partnership is formed.

     (c)  By Mutual Agreement. This Agreement may be terminated by mutual agreement on the terms and date stipulated in a writing signed by the
          Company and the Service Provider.

     (d)  Notice of Termination. Termination of this Agreement pursuant to this
          Section 20 shall be effected by giving written notice, signed by the terminating Party, to the other Party, and this Agreement shall terminate thirty (30) days from the date on which such notice is delivered (the "Notice Date").

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     IN WITNESS WHEREOF, as of the date first above written, the Parties hereto have caused this Agreement to be signed on their behalf by their duly authorized officers.

                                         WOOD RESOURCES LLC

                                         By: /s/ Edward J. Fletcher
                                             -----------------------------------
                                         Name: Edward J. Fletcher
                                         Title: CFO

                                         WOOD SERVICES LLC

                                         By: /s/ Andrew M. Bursky
                                             -----------------------------------
                                         Name: Andrew M. Bursky
                                         Title: Chairman of the Board